UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2008

ZEALOUS TRADING GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-26383 (Commission File Number)	88-0325940 (I.R.S. Employer Identification Number)

1800 Century Park East, Suite 200, Los Angeles, California 90067
 (Address of principal executive offices) (zip code)

(310) 895-7778
 (Registrant's telephone number, including area code)

Copies to:
 Marc Ross, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Unless otherwise indicated or the context otherwise requires, the terms “Company,” “we,” “us” and “our” herein refer to Zealous Trading Group, Inc. and its subsidiaries, after giving effect to the Merger (as defined below).  References to “Pubco” refer to Zealous Trading Group, Inc., the public company, and its subsidiaries prior to giving effect to the Merger.  References to “Zealous Holdings” refer to Zealous Holdings, Inc., the private company, prior to giving effect to the Merger.

On July 16, 2007, Pubco entered into an Agreement and Plan of Merger (the “Merger Agreement”) with its wholly-owned subsidiary, ASNI II, INC., a Delaware corporation (“ASNI-II”) and Zealous Holdings, which was subsequently amended on February 15, 2008 and April 30, 2008.  All conditions for closing were satisfied or waived, and the transaction closed on May 9, 2008.

Pursuant to the Merger Agreement, Zealous Holdings merged with and into ASNI-II, with ASNI-II as the surviving corporation of the merger (the “Merger”). As a result of the Merger, Zealous Holdings became a wholly-owned subsidiary of Pubco, through which its operations will be conducted. On October 5, 2007, Pubco filed an amendment to the Articles of Incorporation changing its name from Atlantic Syndication Network, Inc. to Zealous Trading Group, Inc.

Each outstanding share of Zealous Holdings’ common stock and preferred stock received 0.081530 shares of a newly issued class of Pubco preferred stock (the “Convertible Preferred Stock”) which is convertible at the option of the holder into 906.6 shares of Pubco common stock. The Convertible Preferred Stock grants the holders the right to vote each share of Convertible Preferred Stock on any matter taken before Pubco’s shareholders as a single class. The Convertible Preferred Stock has voting rights which grant a holder of Convertible Preferred Stock the right to vote 10 times the number of shares of Common Stock that is convertible from the Convertible Preferred Stock.

Consulting Agreement and Promissory Note

In connection with the closing of the Merger, the Company entered into a consulting agreement with Kent Wyatt.  Pursuant to the consulting agreement, the Company will engage Mr. Wyatt as an independent consultant for a term of one year.  Mr. Wyatt will receive compensation of $96,000 pursuant to the consulting agreement.  In addition, the Company issued Mr. Wyatt a promissory note in the amount of $166,367, which sum is due and payable on July 19, 2008.  The note bears interest at a rate of 7% per annum.  In the event that the note is not paid on or before July 19, 2008, the outstanding balance at such time will be increased by 5%.  In the event that the note is not paid on or before August 20, 2008, the outstanding balance at such time, and every 30 days thereafter, will be increased by 10% until such time as the note is repaid in full.

Departure and Appointment of Officers and Directors

Upon the closing of the Merger, Kent Wyatt resigned as Vice President of the Company.   The Board of Directors currently consists of four members, Kent Wyatt, Todd Ault, Glen Schlosser, and Michael Edwards.  10 days after the filing and mailing of an information statement on Schedule 14F-1, Sothi Thillairajah will be appointed to the Board of Directors.

Item 2.01  Completion of Acquisition or Disposition of Assets

DESCRIPTION OF BUSINESS

Pubco Business and History

Pubco was originally incorporated under the laws of the state of Nevada on September 25, 1978 as Casino Consultants, Inc. Prior to September 1992, Pubco had no operations. On September 15, 1992, Pubco entered into an Agreement and Plan of Reorganization with Ad Show Network, Inc., a Nevada corporation, whereby Pubco acquired the assets of Ad Show Network, Inc., subject to liabilities, for shares of Pubco common stock. On September 15, 1992, Pubco changed its name to A.S. Network, Inc.  On October 14, 1992, Pubco changed its name to Ad Show Network, Inc. On August 17, 1995, Pubco changed its name to Atlantic Syndication Network, Inc. Pubco was primarily engaged in the development, production, and distribution of television programs and specific projects created for domestic and international markets.

Pubco’s executive offices are located at 1800 Century Park East, Suite 200, Los Angeles, California 90067.

Zealous Holdings Business and History

Zealous Holdings was formed as a Delaware corporation in June of 2005.  Zealous Holdings carries out its business through its operating subsidiaries, Zealous Asset Management LLC, a California registered investment advisory firm ("ZAM") and Zealous Capital Markets LLC, an FINRA/SIPC (as defined hereinafter) registered broker-dealer (“ZCM”).  ZAM began operations in 1998 and up until December 31, 2007, provided investment management services to private investment funds and managed accounts.  ZCM, formed in June of 2005, focuses on and provides brokerage and boutique investment banking services to individuals and institutions as well as manages and operates Zealous ATS, LLC, formed in September of 2007, which plans to be a global electronic marketplace used to support and execute trades for buyers and sellers of restricted and illiquid securities (“ZATS”). ZAM along with ZCM became wholly-owned subsidiaries of Zealous Holdings in 2005 as part of a reorganization into its present holding company structure. ZATS is wholly-owned by ZCM.

Zealous Holdings’ principal offices are located at 1800 Century Park East, Suite 200, Los Angeles, California 90067, and its telephone number is (310) 895-7778.

The following is a description of Zealous Holdings’ business:

OVERVIEW

Zealous Holdings, Inc.

Zealous Holdings is a Los Angeles, California-based financial services holding company that provides, through its wholly-owned operating subsidiaries, a broad range of securities, brokerage and trading, merchant and investment banking related services primarily to institutional clients and accredited individual investors, as well as an alternative trading system for illiquid and restricted securities.  Zealous Holdings was formed as a Delaware corporation in June of 2005.

Zealous Asset Management LLC

Zealous Asset Management LLC, a Delaware limited liability company, is an investment adviser registered in the State of California that was responsible up until December 31, 2007, for providing asset management and advisory services to private investment funds and managed accounts for individual clients and institutional clients. The advisory services included, among others, providing advice regarding asset allocation and the selection of investments.

ZAM also provided advisory services on a discretionary basis to the following private investment funds: Zealous Partners, LLC, a Delaware limited liability company; and Ault Glazer Capital Partners, LLC (fka Ault Glazer Bodnar Acquisition Fund, LLC), a Delaware limited liability company, which commenced operations in July 2005, (each a “Fund,” and collectively referred to as the “Funds”).  The Funds operated as pooled investment vehicles intended to provide diversification, management expertise and other advantages to clients. ZAM may, in the future, provide investment advisory services to other pooled investment vehicles that may be similar to, or different from, the Funds.

ZAM’s investors in the Funds may have included any of the following: individuals, banks and thrift institutions; investment companies; private businesses; private and governmental retirement, pension and profit-sharing plans; trusts; estates; endowments, foundations, “Taft Hartley” Plans, charitable organizations and corporations as well as other business entities.

ZAM is currently registered as an investment adviser under the laws of the State of California, and may register as an investment adviser with the SEC in the future pursuant to Section 203 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

As of December 31, 2007 ZAM had approximately $8 million dollars in assets under management.

Zealous Capital Markets, LLC

Zealous Capital Markets, LLC, a broker-dealer registered with the Financial Industry Regulatory Authority, Inc. (“FINRA”) and Securities Investor Protection Corporation (“SIPC”), operates the Zealous ATS electronic trading platform that provides specialized trading and settlement services for buyers and sellers of restricted, illiquid securities and alternative assets. The business of ZCM is that of a $100,000 broker/dealer operating pursuant to SEC Rule 15c3-1 (a)(2)(i). The firm's business activities are limited pursuant to its Membership Agreement dated October 6, 2005 with FINRA Los Angeles District Office, which is available upon request.

ZCM operates as a fully-disclosed introducing broker-dealer, and therefore relies on its clearing firm, Wedbush Morgan Securities, Inc. (“Wedbush”), to provide the back office support and transaction processing services necessary to effect transactions on all principal national and international securities exchanges. Wedbush also acts as custodian for client accounts, and will generally clear (on the basis of payment against delivery) the securities transactions which are effected through ZCM.

ZCM is currently licensed to conduct brokerage activities in the following states as of December 2007 – AL, AZ, CA, CO, CT, DE, FL, GA, MA, MN, MO, NV, NJ, NY, OK, TN, TX, UT, WA. ZCM expects to become registered in other states as its business activities warrant.

Zealous ATS, LLC

ZCM wholly-owns and operates Zealous ATS, LLC, (alternative trading system) which plans to be a global electronic marketplace used to support and execute trades for buyers and sellers of restricted and illiquid securities (“ZATS”).  ZATS plans to be a marketplace to offer an integrated electronic platform for the trading of alternative assets globally. The ZATS marketplace is a global community of trading counterparties in our targeted products and services providing an infrastructure in which to optimize and support investment and trading strategies for participants.

ZATS has been tested and used successfully for over 18 months with a major NYSE financial institution, trading a single stock under Rule 144a. Now, ZATS has been rolled out to a limited number of users, providing them the ability to trade restricted stock and illiquid securities of over 1,100 public and private company securities on a negotiated basis.  The next generation of ZATS, now under development, will offer an integrated electronic platform for the trading of alternative assets globally. The ZATS marketplace will be a global community of trading counterparties. The intention is to provide an infrastructure on which to optimize the investment and trading strategies for participants.

ZCM provides customer support to ZATS member base through its sales, trading, back office and settlement specialists who are assigned to service specific member groups and facilitate transactions and order flow. Participants will include:

·	Hedge funds, RIA's, mutual funds, pension funds;
·	Venture capital, private equity and real estate funds;
·	Investment banking boutiques, domestic and foreign broker dealers;
·	Family offices, and bank trust departments;
·	Corporate insiders;
·	Domestic and foreign public and private issuers;
·	Alternative market data providers;
·	Independent research providers;
·	Investor relations and PR firms; and
·	Specialty Media and data providers.

PRODUCTS AND SERVICES

Zealous Holdings’ sole focus is currently on the ZATS trading platform – which it offers primarily to accredited private clients, broker dealers, hedge funds, family offices, mutual funds, corporations, and other accredited financial intermediaries.  The ZATS marketplace will be a global community of trading counterparties in our targeted products and services providing an infrastructure in which to optimize and support investment and trading strategies for participants.

The products and services to be provided by ZATS is as follows:

·	Secondary trading of restricted stock, warrants, and convertible debt of public and private companies;
·	PIPE and other Private Placement issuance;
·	Alternative Public Offerings;
·	Private and non-traded REITS;
·	Secondary LP interests of VC, PE, LBO, and RE partnerships;
·	New Private Fund Offerings;

·	Private Company Trading portals;
·	Emerging and frontier markets debt and equity securities; and
·	Structured equity and debt products.

Private Investment in Public Equity (PIPE)

Underwriters, issuers and investors of the $50-$75 billion annual market for private placements and PIPE issuances can use ZATS electronic platform to list transactions or view available offerings. ZATS will be useful for corporate issuers looking to raise capital or investment banks looking to list transactions. ZATS will allow greater access to a wide array of both institutional and accredited individual investors in a cost effective and efficient format.

ZATS provides all aspects of deal issuance serving all participants by addressing the entire capital-raising process, from origination to final settlement and simplifying the transaction process.  All documentation including PPM’s, subscription documents, executive summaries and management presentations are full service electronic document delivery. ZATS also offers issuers the ability to use our “Virtual Road Show” format, allowing for video presentations online reducing the expensive and time consuming need of traveling nationwide as with traditional road shows.

For PIPE investors, ZATS lists PIPE offerings in one central location giving the investor access to diverse and extensive deal flow across many industries and market capitalizations, all electronically and seamlessly.

ZATS also plays a key role for companies who have just completed reverse mergers as these companies typically seek financing in a PIPE structure after their mergers are complete and they are public. ZATS will offer these companies a platform in which to list their PIPE offerings, including emerging growth companies from outside the U. S. including, China, India, and other emerging market economies.

Restricted Securities

ZATS provides holders of restricted stock, illiquid warrants and convertible debt of public companies whom are either limited or not able to sell in the public markets because of legal or contractual restrictions, the ability to offer their securities for sale on its private electronic trading platform to a diverse group of accredited members in private transactions. ZATS uses resale exemptions to execute the majority of restricted stock transactions allowing a holder of restricted securities to rely on the exemption to sell amounts beyond the rule 144 limitations.

Using our centralized trading platform, ZATS offers buyers and sellers of restricted securities a cost effective marketplace and platform to transact and settle with institutional and accredited individual investors.

Rule 144a Securities – “Global AXess”

The growth of the Rule 144a private placement market for equities has been dramatic over the past five years due to many companies reluctance to list publicly on U.S. exchanges because of costly Sarbanes Oxley compliance issues. Rule 144a issuance has grown from $70 billion in 2002 to over $221 billion in 2006.

To meet this need there have been several proprietary electronic trading platforms recently launched dedicated to the issuance of Rule 144a equity securities such as Nasdaq’s Portal, Goldman Sachs GS TRuE, Bear Stearns Best Market, and OPUS-5 created by a group of investment banks. Only Qualified Institutional Buyers or QIB’s (institutions with a minimum of $100mm in discretionary assets) are eligible to purchase these securities.

To address the demand of these participants, ZATS has created a portal for Rule 144a securities within its platform for issuers, underwriters and investors called “Global AXess”. Global AXess will work as a neutral marketplace for participants who want to issue and resell these securities in the secondary market and access a diverse group of ZATS QIB members. Having access to a more centralized marketplace offers Rule 144a investors improved liquidity, transparency and price discovery as many of the current platforms are either closed or limited access systems.

Global AXess will allow newly formed Rule 144a trading platforms to route orders through our system by providing them the ability to list secondary offerings anonymously as an alternative source of liquidity and accessing ZATS QIB members. ZATS also welcomes foreign issuers looking to raise capital using Rule 144a to list their transaction on our electronic marketplace.

Thinly Traded Registered Stock

Holders of concentrated positions of thinly traded non NMS (National Market System) registered stock (OTCBB and Pink Sheet quoted) that trade less than 50,000 shares a day can list their securities for sale on ZATS in block transactions to its qualified accredited members privately and gain the needed liquidity that may have been difficult or impossible to access publicly and bypass listing their securities in a standard public offer and potentially depressing the price.

Buyers of these securities can purchase stock in large blocks at discounts from where the securities trade publicly and complete previously hard to fill positions or just take advantage of attractive arbitrage opportunities without bidding prices up, all electronically and anonymously bypassing the traditional method of directly contacting holders or Wall Street block trading desks and suffering information leakage.

Private Equity – Domestic and Emerging Growth Countries

Private companies who are planning on becoming public within 12 months can utilize ZATS to raise capital in preparation for their public offering in what we call an alternative public offering or “APO” (a contemporaneous reverse merger transaction with a private placement equity capital raise).

ZATS provides private companies an organized efficient method by which to raise capital, and allow investors a secondary market in which to access liquidity if needed. Many companies who complete a reverse merger will immediately want to raise capital via a PIPE offering on ZATS, making a ZATS private listing an easy transition to a funding as a public company.

This market will also provide ZATS with many potential restricted stock offerings as both insiders and officers of the recently pubic companies will be holding large blocks of restricted stock in which they may seek liquidity. ZATS will offer this platform to growth companies from the emerging growth economies specifically in the BRIC countries (Brazil, Russia, India and China).

IPL (Initial Private Listing)

For private companies who have no intention of becoming public they can apply to use ZATS platform for an IPL (initial private listing) providing issuers and shareholders many of the same services as their public counterparts (allowed within the SEC legal constraints), including secondary liquidity and trading capability through a private trading board for the company and its shareholders, along with an issuer portal and electronic settlement and transfer services.

By staying private but allowing secondary liquidity a company has greater independence, easier access to capital for long term growth, eliminates many of the costs of being public and avoids Sarbanes-Oxley, allowing greater privacy, and reduced legal and regulatory risk.

Emerging Markets

The case for investment in global emerging markets is strong, based on a number of factors:

·	Continued growth in the mobility of capital;
·	Demographic trends encouraging stronger growth in emerging markets;
·	Improvement in corporate governance and emphasis on profit growth;
·	The tendency of outsourcing from corporations in developed economies; and
·	Diversification and portfolio risk management benefits.

Investors looking for opportunities in other parts of the world can access ZATS emerging markets listings that are offered by our broker dealer members who specialize in these niche markets and have the right combination of regional experience and market intelligence. Emerging economies in regions of Asia, Latin America, and Eastern Europe have registered some of the highest rates of growth in the world and the inevitable rise in earning capacity is being accompanied by an absolute fall in risk levels providing investors with superior risk adjusted returns.

Private Partnership Offerings and Secondary LP Interests

Alternative funds looking to raise capital can use ZATS marketplace and syndicate their offering to ZATS accredited investor member base. ZATS funds market will include, hedge funds, real estate funds, venture capital and private equity funds. Private funds typically face some of the same challenges as issuers seeking capital. ZATS will create a “New Fund Offerings” page for private funds seeking capital targeting fund investors and marketing specialists who raise capital for private funds, including third party marketers, broker dealers, pension funds, FOF’s, endowments, and family offices.

One of the challenges that investors in private partnerships face is the inherent lack of liquidity of the structure. Whether it’s a private equity fund, real estate fund, or venture capital fund, secondary liquidity and valuing fractional interests is not commonly available. ZATS provides a secondary market for fractional fund interests providing limited partners and potential buyers of these interests the ability to transact at attractive prices in the secondary market through ZATS.

Structured Equity and Debt Products

The market for OTC traded and issued structured equity and debt products for both small domestic and foreign issuers is extremely fragmented and no centralized marketplace exists where buyers and sellers can trade these instruments.  Securities offered on ZATS include short term collateralized bridge loans, debt with attached warrants, equity backed loans with aged rule 144 stock, convertible debt, equity linked notes, and capital guaranteed structures. Using ZATS platform issuers can access our diverse investor base and put out their proposed debt or equity structure for competitive bidding and receive timely financing at more favorable terms that the current standard process.

COMPETITION

ZATS

ZATS has several competitors, including:

·	Restricted Stock Partners, which operates it own proprietary network of more than 400 institutional and accredited investors representing over $200 billion in assets available for investment;
·
UnifiedMarket, which operates as an electronic portal that facilitates Indications of Interest {IOI} postings by Issuer Members of Preliminary Term Sheets for private placements of securities.  UnifiedMarket does not broker—or even know about—trades. It is an information exchange open to the general public, but with a firewall that allows only qualified investors to search for deals in restricted securities; and

·
Nasdaq Portal and the Nasdaq Alliance, which is an electronic trading platform for rule 144a securities which partners with companies such as Goldman Sachs, Bear Stearns, JPM, Merrill Lynch, and others to facilitate rule 144a transactions. Rule 144a transactions can only be marketed to QIB’s (Institutional Qualified Buyers) who have commingled assets of $100mm.

ZCM

In  recent  years  there  has  been  substantial  convergence  among companies  in the  financial  services  and investment industries.  A large  number of  corporate entities, including, commercial banks, insurance companies and other broad-based financial  services  companies have established or acquired  broker-dealers  and asset  management  firms to  compliment  their  existing  lines of business.  ZCM competes for asset management, sales and trading, investment banking and capital markets business directly with large Wall Street securities firms, securities subsidiaries of major commercial bank holding companies, U.S. securities subsidiaries of large U.S. and foreign institutions, and major regional securities firms. In its asset management business, ZCM competes with the same firms and with, venture capital firms, commercial banks and smaller niche players.

ZAM

The competition within the hedge fund industry is very intense, and the success of any fund depends upon not only past returns but the amount of assets under management, in which the hedge fund bases its fees and performance incentives. The amount of money managed depends on the funds contacts within the 3rd party marketing community as they are professionals who raise the capital for the funds.

REGULATION OF THE FINANCIAL SERVICES INDUSTRY

Zealous Holdings’ and its subsidiaries are subject to regulation by several federal agencies, including the SEC and FINRA as well as state regulators. The SEC is the federal agency that is primarily responsible for the regulation of broker-dealers and investment advisers doing business in the United States. Much of the regulation of broker-dealers has been delegated to self-regulatory organizations (SROs), principally FINRA (and its subsidiaries FINRA Regulation, Inc. and the NASDAQ), and the national securities exchanges. These organizations (which are subject to oversight by the SEC) govern the industry, monitor daily activity, conduct periodic examinations of member broker-dealers, and regulate,  among other  things,  the scope of business, investment  activities,  capital levels,  reserves against deposits,  collateral requirements,   transactions   with   insiders  and  certain   affiliates,   the establishment of branches, mergers, acquisitions,  consolidations,  the issuance of equity and debt, and the payment of dividends.

Broker-dealers, alternative trading systems and investment advisers are subject to regulation covering virtually all aspects of their businesses. These regulatory authorities have adopted rules that govern the securities industry and, as a normal part of their procedures, conduct periodic examinations of Zealous Holdings’ securities brokerage and asset management operations. Additional legislation, changes in rules promulgated by the SEC, FINRA, foreign regulatory agencies, or any self-regulatory organization, or changes in the interpretation or enforcement of existing laws and rules, may directly affect the mode of operation and profitability of Zealous Holdings and its subsidiaries. In the United States, brokerage firms and certain investment advisers also are subject to regulation by state securities commissions in the states in which they conduct business. These regulatory authorities, including state securities commissions, may conduct administrative proceedings which can result in censure, fine, suspension or expulsion of a broker-dealer or investment adviser, its officers or employees.

Regulation of Subsidiaries

Broker-Dealer Subsidiary

As a result of federal and state registration and SRO memberships, ZCM is subject to overlapping schemes of regulation which cover all aspects of its securities businesses. Such regulations cover matters including capital requirements, uses and safe-keeping of clients’ funds, conduct of directors, officers and employees, record-keeping and reporting requirements, supervisory and organizational procedures intended to assure compliance with securities laws and to prevent improper trading on material nonpublic information, employee-related matters, including qualification and licensing of supervisory and sales personnel, limitations on extensions of credit in securities transactions, clearance and settlement procedures, requirements for the registration, underwriting, sale and distribution of securities, and rules of the SROs designed to promote high standards of commercial honor and just and equitable principles of trade. A particular focus of the applicable regulations concerns the relationship between broker-dealers and their customers. As a result, many aspects of the broker-dealer customer relationship are subject to regulation including, in some instances, suitability determinations as to certain customer transactions, limitations on the amounts that may be charged to customers, timing of proprietary trading in relation to customers’ trades and disclosures to customers.

As a broker-dealer registered with the SEC and as a member firm of FINRA, ZCM is subject to the net capital requirements of the SEC and FINRA. These capital requirements specify minimum levels of capital, computed in accordance with regulatory requirements that the firm is required to maintain and also limits the amount of leverage that the firm is able to obtain in its respective business.

Net capital is essentially defined as net worth (assets minus liabilities, as determined under generally accepted accounting principles), plus qualifying subordinated borrowings, less the value of all of a broker-dealer’s assets that are not readily convertible into cash (such as furniture, prepaid expenses and unsecured receivables), and further reduced by certain percentages (commonly called haircuts) of the market value of a broker-dealer’s positions in securities and other financial instruments. The amount of net capital in excess of the regulatory minimum is referred to as excess net capital.

Compliance with regulatory net capital requirements could limit those operations that require the intensive use of capital, such as underwriting and trading activities, and also could restrict our ability to withdraw capital from our broker-dealer, which in turn could limit our ability to pay dividends, repay debt and redeem or repurchase shares of our outstanding capital stock.

A failure of a U.S. broker-dealer to maintain its minimum required net capital would require it to cease executing customer transactions until it came back into compliance, and could cause it to lose its FINRA membership, its registration with the SEC or require its liquidation. Further, the decline in a broker-dealer’s net capital below certain early warning levels, even though above minimum net capital requirements, could cause material adverse consequences to the broker-dealer and to us.

In the event of non-compliance by us with an applicable regulation, governmental regulators and one or more of the SROs may institute administrative or judicial proceedings that may result in censure, fine, civil penalties (including treble damages in the case of insider trading violations), the issuance of cease-and-desist orders, the deregistration or suspension of the non-compliant broker-dealer, the suspension or disqualification of officers or employees or other adverse consequences. The imposition of any such penalties or orders on us or our personnel could have a material adverse effect on our operating results and financial condition.

Zealous ATS, LLC – Alternative Trading System

The SEC regulations that govern ZATS business are very specific and ZATS’ business process and electronic platform conforms to those regulations. These include:

·	Restricted transaction settlement documents
·	ZATS password protected platform the prevents general solicitation
·	ZATS client base which is restricted to accredited investors
·	The negotiated nature of ZATS transaction process
·	ZATS is operated by Zealous Capital Markets, a broker dealer

ZATS is currently a private trading platform regulated in the context of FINRA jurisdiction of the broker/dealer, ZCM. In the future, ZATS broad market adoption of the ZATS trading platform may lead to ZATS being regulated as an alternative trading system in which case it would fall under Regulation Alternative Trading System (Regulation ATS).

Similarly, ZATS is regulated in the context of respective state jurisdictions of the broker/dealer, ZCM.  In the future, ZATS may be regulated as an alternative trading system under respective state laws as applicable.

Asset Management Subsidiary

ZAM is currently registered as an investment adviser with the State of California. The firm may register as an investment adviser with the SEC in the near future upon qualification for such registration.  As an investment adviser registered in the State of California, ZAM is currently subject to the rules and regulations of that state.  Additionally, if ZAM becomes registered with the SEC, it will be subject to the requirements of the Investment Advisers Act of 1940 and the SEC’s regulations thereunder. In general, the regulatory requirements relating to advisors are generally, among other things, limitations on the ability of investment advisers to charge performance-based or non-refundable fees to clients, record-keeping and reporting requirements, disclosure requirements, limitations on principal transactions between an adviser or its affiliates and advisory clients, as well as general anti-fraud prohibitions. The state securities law requirements applicable to registered investment advisers are in certain cases more comprehensive than those imposed under the federal securities laws.

In connection with ZAM’s activities, the private investment vehicles that ZAM managed, principally relied on exemptions from registration under the federal securities laws (e.g. Investment Company Act of 1940 and Investment Advisers Act of 1940), and under certain state securities laws and the laws of various foreign countries. Failure to comply with the initial and continuing requirements of any such exemptions could have a material adverse effect on the manner in which ZAM and these vehicles carried on their activities, including penalties similar to those listed above for broker-dealers, up until December 31, 2007

Patents and Trademarks

Zealous Holdings intends to make a practice of obtaining patents protection on its products and processes where possible as well as trademark protection.  A Provisional Patent for utility of ZATS was filed with the United States Patent and Trademark Office (USPTO) on September 24, 2007 and was assigned serial # 60/994,971. The deadline for Non-Provisional Patent application is September 24, 2008.  In addition, the deadline to file a foreign patent application is September 24, 2008.

In addition, a trademark for “ZATS” was filed with USPTO office on November 14, 2007.  The USPTO office assigned such trademark a serial # 77/329,501.  In order to obtain a foreign trademark, the application deadline is May 14, 2008.  A trademark for “Zealous ATS” was also filed with USPTO office on November 14, 2007. The USPTO office assigned such trademark a serial # 77/319,486.  In order to obtain a foreign trademark, the application deadline for “Zealous ATS is May 14, 2008.

Employees

As of May 9, 2008, the Company including its subsidiaries (ZCM, ZATS, ZAM) had approximately 16 employees, engaged in the following activities: individual and institutional brokerage (including sales and trading, private client services, research and brokerage), investment banking, accounting, administration and operations, compliance and legal.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. Except as described below, we are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

Bodnar Capital Management, LLC v. Zealous Asset Management, LLC, Docket 308 CV 199

On or about February 14, 2008, Corporate Creations Network, Inc. the agent for service of process for Zealous Asset Management, LLC, was serviced with a summons and complain in connection with a lawsuit filed by Bodnar Capital Management, LLC.  The complaint was filed in United States District Court for the District of Connecticut.   The parties are currently negotiating a settlement.

PROPERTIES

Description of Property

The principal office of Zealous Holdings is located at 1800 Century Park East, Suite 200, Los Angeles, CA 90067.  Zealous Holdings leases approximately 12,907 square feet of space, which expires on February 14, 2011.  Zealous Holdings subleases approximately 8,000 to 8,500 square feet to an unrelated entity.  The monthly rental and sublease portion on the lease is as follows:

Months of Lease Term	Aggregate Monthly Installment of Base Rent	Sublessee Portion
January 2008-December 2008	$34,232.60	$20,800
January 2009-December 2009	$35,259.58	$20,800
January 2010-February 2011	$36,317.27	$20,800

Zealous Holdings also maintains branch office in New York where ZCM provides brokerage services to clients and operates ZATS.  The New York office is located at 230 Park Avenue, 10th Floor, New York, NY 10169.  ZCM leases approximately 900 square feet and pays $13,081 per month (which is for monthly rent and additional executive services).  This lease expires on June 30, 2008.

On or about April 18, 2008, the Company signed a lease for office space located at 15641 Red Hill Avenue, Tustin, CA 92780.  The Company leases approximately 10,767 with 9,293 as usable square feet and pays $7,267.73 per month.  The term of the lease is from June 1, 2008 through May 31, 2011.

RISK FACTORS

Risks Relating to Our Business:

We Have a History Of Losses Which May Continue, Which May Negatively Impact Our Ability to Achieve Our Business Objectives.

We incurred net losses of $2,741,035 and $2,575,409 for the years ended December 31, 2007 and 2006, respectively.  We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future.  Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits will depend upon various factors, including whether we will be able to increase revenue. As a result of continuing losses, we may exhaust all of our resources prior to completing the development of our products.  Additionally, as we continue to incur losses, our accumulated deficit will continue to increase, which might make it harder for us to obtain financing in the future. We  may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us, which could result in reducing or terminating our operations.

If We Are Unable to Obtain Additional Funding Our Business Operations Will be Harmed and If We Do Obtain Additional Financing Our Then Existing Shareholders May Suffer Substantial Dilution.

We will require additional funds to develop our ZATS trading platform.  We anticipate that we will require up to approximately $2 million to fund our anticipated operations for the next twelve months, depending on revenue from operations.  Additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy.  Even if we do receive additional financing, it may not be sufficient to sustain or expand our research and development operations or continue our business operations.

There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our research and development plans. Any additional equity financing may involve substantial dilution to our then existing shareholders.

Our Independent Registered Public Accounting Firm Has Expressed Substantial Doubt About Our Ability to Continue as a Going Concern, Which May Hinder Our Ability to Obtain Future Financing.

In their report dated February 18, 2008, our independent registered public accounting firm stated that our financial statements for the year ended December 31, 2007 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised due to our working capital deficiency of $4,106,159 as on December 31, 2007 and a net loss of $2,741,035 for the year ended December 31, 2007. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, generating sales or obtaining loans and grants from various financial institutions where possible. Our continued net operating losses increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

Many of Our Competitors are Larger and Have Greater Financial and Other Resources than We do and Those Advantages Could Make it Difficult for Us to Compete With Them

The general market for our products and services is extremely competitive and includes several companies which have achieved substantially greater market shares than we have, and have longer operating histories, have larger customer bases, have substantially greater financial, development and marketing resources than we do.  If overall demand for our products should decrease it could have a materially adverse affect on our operating results.

Insufficient Systems Capacity or Systems Failures could Harm our Business.

Our business depends on the performance and reliability of the computer and communications systems supporting it. Notwithstanding our current capacity, heavy use of our computer systems during peak trading times or at times of unusual market volatility could cause our systems to operate slowly or even to fail for periods of time. If our systems cannot be expanded successfully to handle increased demand, or otherwise fail to perform, we could experience disruptions in service, slower response times, and delays in introducing new products and services.

Our trading activities may be impacted by system failures of other trading systems, as a result of which we may be required to suspend trading activity in particular stocks or cancel previously executed trades under certain circumstances. These consequences could result in lower trading volumes, financial losses, decreased customer service and satisfaction, litigation, customer claims or regulatory sanctions.

Our systems and operations also are vulnerable to damage or interruption from human error, natural disasters, power loss, sabotage or terrorism, computer viruses, intentional acts of vandalism, and similar events. Any system failure that causes an interruption in service or decreases the responsiveness of our service could impair our reputation, damage our brand name and negatively impact our revenues. We also rely on a number of third parties for systems support. Any interruption in these third-party services or deterioration in the performance of these services could also be disruptive to our business and have a material adverse effect on our business, financial condition and operating results. We cannot predict the likelihood that services provided by third parties may be interrupted.

Our Inability to Protect our Intellectual Property Rights could Adversely Affect our Business.

To protect our intellectual property rights, we rely on a combination of trademark laws, copyright laws, patent laws, trade secret protection, confidentiality agreements and other contractual arrangements with our affiliates, customers, strategic investors and others. The protective steps we have taken may be inadequate to deter misappropriation of our proprietary information. We may be unable to detect the unauthorized use of, or take appropriate steps to enforce, our intellectual property rights. Failure to protect our intellectual property adequately could harm our brand and affect our ability to compete effectively. Further, defending our intellectual property rights could result in the expenditure of significant financial and managerial resources, which could adversely affect our business, financial condition and operating results.

In the future we may be subject to intellectual property rights claims, which may be costly to defend, could require us to pay damages and could limit our ability to use certain technologies. We currently do not own any patents although we have applied with the United States Patent and Trademark Office for patents. As a result, we could in the future face allegations that we have infringed or otherwise violated the intellectual property rights of third parties. Any intellectual property claims, with or without merit, could be time-consuming, expensive to litigate or settle and could divert management resources and attention. Successful challenges against us could require us to modify or change or discontinue use of the portions of our technology that are found to be infringing or violating the rights of others or to obtain licenses from third parties.

Our Exposure to Legal Risks and Claims may have an Adverse Effect on our Business and Results of Operations.

We face legal risks in our businesses. These risks include potential liability under securities or other laws for unauthorized or erroneous trade execution, breach of contract, unlicensed trading or materially false or misleading statements made in connection with securities and other transactions. Many of these risks may be difficult to assess or quantify and their existence and magnitude often remain unknown for substantial periods of time. We could incur significant legal expenses in defending against litigation.

Failures in our Compliance Systems could Subject us to Significant Legal and Regulatory Costs.

Our ability to comply with all applicable laws and rules is largely dependent on our establishment and maintenance of compliance, audit and reporting systems and procedures, as well as our ability to attract and retain qualified compliance, audit and risk management personnel. These systems and procedures may not be fully effective. We face the risk of intervention by regulatory authorities, including extensive examination and surveillance activity. In the case of actual or alleged non-compliance with regulations, we could be subject to investigations and judicial or administrative proceedings that may result in substantial penalties or civil lawsuits, including by customers, for damages, which can be substantial. Any failure to comply with applicable laws and rules could adversely affect our business, reputation, financial condition and operating results and, in extreme cases, our ability to conduct our business or portions thereof.

If our Risk Management Methods are not Effective, our Business, Reputation and Financial Results may be Adversely Affected.

We have adopted policies and procedures to identify, monitor and manage our risks. These policies and procedures, however, may not be fully effective. Some of our risk management methods depend upon evaluation of information regarding markets, customers or other matters that are publicly available or otherwise accessible by us. That information may not in all cases be accurate, complete, up-to-date or properly evaluated. If our policies and procedures are not fully effective or we are not always successful in monitoring or evaluating the risks to which we are or may be exposed, our business, reputation, financial condition and operating results could be materially adversely affected.

If We Are Unable to Retain the Services of Mr. Ault, or If We Are Unable to Successfully Recruit Qualified Managerial and Sales Personnel Having Experience in Business, We May Not Be Able to Continue Our Operations.

Our success depends to a significant extent upon the continued service of Mr. Milton C. Ault, our Chief Executive Officer and a Director. We do not have an employment agreement with Mr. Ault. Loss of the services of Mr. Ault could have a material adverse effect on our growth, revenues, and prospective business. We do maintain key-man insurance on the life of Mr. Ault. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and sales personnel having experience in business. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

Potential Product Liability Claims Could Affect Our Earnings and Financial Condition.

We face a potential risk of liability claims based on our products and services.  We currently do not have any product liability coverage.  We cannot assure, however, that we will be able to obtain or maintain this insurance at reasonable cost and on reasonable terms.  We also cannot assure that this insurance, if obtained, will be adequate to protect us against a product liability claim, should one arise.  In the event that a product liability claim is successfully brought against us, it could result in a significant decrease in our liquidity or assets, which could result in the reduction or termination of our business.

RISKS RELATED TO COMMON STOCK

If We Fail to Remain Current in Our Reporting Requirements, We Could be Removed From the OTC Bulletin Board Which Would Limit the Ability of Broker-Dealers to Sell Our Securities and the Ability of Stockholders to Sell Their Securities in the Secondary Market.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. Additionally, in the event that a company fails to timely file three of their quarterly and annual reports under Section 13 within a two year period, the company will be ineligible to have their securities quoted on the OTC Bulletin Board for a one year period.  We have filed two reports within the last two years that were not timely.  If we fail to remain current on our reporting requirements for the next two years, we will be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Our Common Stock is Subject to the "Penny Stock" Rules of the SEC and the Trading Market in Our Securities is Limited, Which Makes Transactions in Our Stock Cumbersome and May Reduce the Value of an Investment in Our Stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

FORWARD LOOKING STATEMENTS

Some of the statements contained in this Form 8-K that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Form 8-K, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•	Our ability to attract and retain management, and to integrate and maintain technical information and management information systems;
•	Our ability to raise capital when needed and on acceptable terms and conditions;
•	The intensity of competition; and
•	General economic conditions.

All written and oral forward-looking statements made in connection with this Form 8-K that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Information regarding market and industry statistics contained in this report is included based on information available to us that we believe is accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and we cannot assure you of the accuracy or completeness of the data included in this report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We have no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements. See "Risk Factors" for a more detailed discussion of uncertainties and risks that may have an impact on future results.

MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion highlights the principal factors that have affected our financial condition and results of operations as well as our liquidity and capital resources for the periods described. This discussion contains forward-looking statements. Please see “Forward-Looking Statements” and "Risk Factors" for a discussion of the uncertainties, risks and assumptions associated with these forward-looking statements.

The following discussion and analysis of Zealous Holdings’ financial condition and results of operations are based on Zealous Holdings’ financial statements, which Zealous Holdings has prepared in accordance with U.S. generally accepted accounting principles.  You should read the discussion and analysis together with such financial statements and the related notes thereto.

Overview

Zealous Holdings was formed as a Delaware corporation in June of 2005.  Zealous Holdings carries out its business through its operating subsidiaries, ZAM and ZCM.  ZCM wholly-owns and operates ZATS, which is the principal focus of the Company going forward. ZATS plans to be a marketplace to offer an integrated electronic platform for the trading of alternative assets globally. The ZATS marketplace is a global community of trading counterparties in our targeted products and services providing an infrastructure in which to optimize and support investment and trading strategies for participants.

ZATS has been tested and used successfully for over 18 months with a major NYSE financial institution, trading a single stock under Rule 144a. Now, ZATS has been rolled out to a limited number of users, providing them the ability to trade restricted stock and illiquid securities of over 1,100 public and private company securities on a negotiated basis.  The next generation of ZATS, now under development, will offer an integrated electronic platform for the trading of alternative assets globally. The ZATS marketplace will be a global community of trading counterparties. The intention is to provide an infrastructure on which to optimize the investment and trading strategies for participants.

Results of operations for the year ended December 31, 2007 compared to year ended December 31, 2006

We generated $939,806 in operating revenues for year ended December 31, 2007 compared to $685,032 for the year ended December 31, 2006. This increase of $254,774 is mainly attributed to higher placement fees and commissions generated by the company during the year ended December 31, 2007. During the years ended December 31, 2007 and December 31, 2006 we incurred operating expenses of $3,334,839 and $2,849,594, an increase of $485,245 due to increased business operations.  During the year ended December 31, 2007, we incurred interest expense of $375,850 compared to $202,374 during the year ended December 31, 2006 an increase of $173,476 associated with higher borrowings during the year ended December 31, 2007 compared to December 31, 2006. Net loss figures for the years ended December 31, 2007 and December 31, 2006 were $ 2,741,035 and $2,575,409 respectively.

Liquidity and Capital Resources

As of December 31, 2007, Zealous Holdings had a working capital deficit of $4,106,159, resulting primarily from the amount of notes payable raised for $3,872,703 issued during the year ended December 31, 2007. For the year ended December 31, 2007, Zealous Holdings had no cash flow from operating activities. Cash used in investing activities totaled $433,887, which was primarily utilized for investments in funds managed by the company. Cash provided by financing activities totaled $2,717,427 primarily from notes issued during the year ended December 31, 2007 for $3,872,703 and decrease in receivables of $895,406.

During the year ended December 31, 2007, Zealous Holdings issued notes payable to related parties in the amount of $3,872,703. On November 7, 2007, the Company entered into a revolving credit-line with Pubco for a maximum loan amount of $5,000,000.  At December 31, 2007, the aggregate amounts borrowed were $3,765,659, which has been included in the amount of notes payable as on December 31, 2007.  The interest rate on the borrowings is prime plus 1%, adjusted on the first day of each quarter.  Interest will be calculated on  a 365-day year end, actual days elapsed.  The Company will pay all accrued interest and principal balance on maturity date of December 31, 2008. Included in notes payable issued during the year ended December 31, 2007 are notes payables by the Company to stockholders in the amount of $57,747 that are unsecured, interest bearing, demand notes having interest rates ranging from 7% to 15%. The Company has notes payable to other related parties consisting of two revolving line of credits for $500,000, each from Citibank and First Tennessee.  The line of credit from Citibank was established by individuals affiliated to a stockholder and assigned to the Company on July 24, 2006.  Interest rate on the line of credit to Citibank is 6.75%.  The line of credit from First Tennessee was established by individuals affiliated to a stockholder and assigned to the company on July 7, 2007.  Interest rate on the line of credit to First Tennessee is 7.25%.  During the year ended December 31, 2007 the Company also repaid notes payable to related parties in the amount of $91,247 that are interest bearing, demand notes having interest rates ranging from 7% to 24%. A note payable to one related party grants them a senior security interest in all of the assets, proceeds of those assets and equity of the Company.  This note is amongst those that are currently in default as noted above.

Zealous Holdings expects significant capital expenditures during the next 12 months, contingent upon raising capital.  These anticipated expenditures are for further development of our automated trading platform and growth in staffing. Zealous Holdings has sufficient funds to conduct its operations for a few months, but not for 12 months or more.  There can be no assurance that financing will be available in amounts or on terms acceptable to Zealous Holdings, if at all.

By adjusting its operations and development to the level of capitalization, Zealous Holdings believes it has sufficient capital resources to meet projected cash flow deficits.  However, if during that period or thereafter, Zealous Holdings is not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to it, this could have a material adverse effect on its business, results of operations liquidity and financial condition.

Zealous Holdings presently does not have any available credit, bank financing or other external sources of liquidity. Due to its brief history and historical operating losses, Zealous Holdings’ operations have not been a source of liquidity. Zealous Holdings will need to obtain additional capital in order to expand operations and become profitable. In order to obtain capital, the Company may need to sell additional shares of its common stock or borrow funds from private lenders. There can be no assurance that the Company will be successful in obtaining additional funding.

Zealous Holdings will still need additional investments in order to continue operations. Additional investments are being sought, but Zealous Holdings cannot guarantee that it will be able to obtain such investments.  Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of the Company’s common stock and a downturn in the U.S. stock and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if Zealous Holdings is able to raise the funds required, it is possible that it could incur unexpected costs and expenses, fail to collect significant amounts owed to it, or experience unexpected cash requirements that would force it to seek alternative financing. Further, if the Company issues additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of the Company’s common stock. If additional financing is not available or is not available on acceptable terms, the Company will have to curtail its operations.

Critical Accounting Policies

The application of our accounting policies, which are important to our financial position and results of operations, requires significant judgments and estimates on the part of management. These estimates bear the risk of change due to the inherent uncertainty attached to the estimate and are likely to differ to some extent from actual results. Critical accounting policies requiring use of estimates are revenue recognition, share based payments and accounting for computer software.

Revenue Recognition

Revenue is recognized when services are provided. In our brokerage operations revenue is recognized upon execution of a trade that a commission is earned or when a contractual obligation is met such as placement fees. Our asset management records revenues quarterly when earned pursuant to the individual management contract.

Stock based Compensation

In December 2004, the Financial Accounting Standards Board issued FAS 123R “Share-Based Payment”, a revision to FAS 123.  FAS 123R replaces existing requirements under FAS 123 and APB 25, and requires public companies to recognize the cost of employee services received in exchange for equity instruments, based on the grant-date fair value of those instruments, with limited exceptions.  FAS 123R also affects the pattern in which compensation cost is recognized, the accounting for employee share purchase plans, and the accounting for income tax effects of share-based payment transactions.  For small business filers, FAS 123R will be effective for interim or annual periods beginning after December 15, 2005.  Early adoption is permitted in periods in which financial statements have not yet been issued.

Computer Software

The Company follows Financial Accounting Standard Statement No. 86, “ Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed”. This Statement specifies that costs incurred internally in creating a computer software product shall be charged to expense when incurred as research and development until technological feasibility has been established for the product. Technological feasibility is established upon completion of a detail program design or, in its absence, completion of a working model. Thereafter, all software production costs shall be capitalized and subsequently reported at the lower of unamortized cost or net realizable value. Capitalized costs are amortized based on current and future revenue for each product with an annual minimum equal to the straight-line amortization over the remaining estimated economic life of the product. The Company has contracted externally to produce a completed platform which will be marketed to customers.

Recent Accounting Pronouncements

Statement No. 160 Non controlling Interests in Consolidated Financial Statements—an amendment of ARB No. 51

This statement requires that the ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled, and presented in the consolidated statement of financial position within equity, but separate from the parent’s equity. This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The Company will adopt this statement on January 1, 2009.

Statement No. 141 (revised 2007) Business Combinations

This Statement applies to all transactions or other events in which an entity (the acquirer) obtains control of one or more businesses (the acquirer), including those sometimes referred to as “true mergers” or “mergers of equals” and combinations achieved without the transfer of consideration, for example, by contract alone or through the lapse of minority veto rights. This Statement applies to all business entities, including mutual entities that previously used the pooling-of-interests method of accounting for some business combinations. This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company will adopt this statement on January 1, 2009.

Statement No. 159 Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115

This Statement applies to all entities, including not-for-profit organizations. Most of the provisions of this Statement apply only to entities that elect the fair value option. However, the amendment to FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, applies to all entities with available-for-sale and trading securities. Some requirements apply differently to entities that do not report net income. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of FASB Statement No. 157, Fair Value Measurements.

Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109

This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. This Interpretation is effective for fiscal years beginning after December 15, 2006.

MANAGEMENT

Below are the names and certain information regarding the Company’s executive officers and directors following the Merger:

Names:	Ages	Titles:	Board of Directors
Milton C. Ault, III	38	President and Chief Executive Officer; President and Chief Executive Officer – Zealous Capital Markets, LLC	Director
Sothi Thillairajah	40	Chief Operating Officer and Chief Financial Officer; Chief Operating Officer and Chief Financial Officer – Zealous Capital Markets, LLC	Director*
Kent G. Wyatt, Sr.	68		Director
Michael Edwards	58		Director
Glen Schlosser	60		Director
Karen Minnetian	32	General Counsel and Secretary
Mike Van Patten	47	Director of Business Development

*  Appointment to the Board of Directors will occur 10 days after mailing of a Schedule 14F-1.

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Currently there are six seats on our Board of Directors.

Currently, our directors are not compensated for their services, although their expenses in attending meetings are reimbursed. Officers are elected by the Board of Directors and serve until their successors are appointed by the Board of Directors. Biographical resumes of each officer and director are set forth below.

Milton C. Ault, III has been the President and Chief Executive Officer of Pubco since August 2007 and a member of Pubco’s Board of Directors since October 2007.  Between June and July 2007, Mr. Ault had been President of Pubco. Between July 2007 and August 2007, Mr. Ault was the Executive Vice President of Pubco. As of May 9, 2008, Mr. Ault is the chairman, director, Chief Executive Officer and President of ASNI-II, Inc., a wholly owned subsidiary of Zealous Trading Group, Inc. Since November 2007, Mr. Ault is the CEO of Ault Glazer & Co., Inc., a Colorado corporation (AULT.PK). Mr. Ault was the Chairman, CEO and President of Zealous Holdings from June 2005 to May 2008. Mr. Ault is the manager and Chief Investment Officer of Zealous Asset Management, LLC, a wholly owned subsidiary of the Company. Mr. Ault was a registered representative at Strome Securities, LP from July 1998 until December 2005. He was elected to the board of directors of Patient Safety Technologies (formally Franklin Capital Corp.) in July, 2004 and became its Chairman and Chief Executive Officer in October, 2004 where here served until January of 2006 and again from July 2006 to January of 2007. Mr. Ault has been a member of the board of directors of IPEX, Inc, since May 2005 and served as interim Chief Executive Officer of IPEX, Inc, between May and July 2005. Mr. Ault was Chief Executive Officer of Digicorp, Inc., a publicly traded corporation, from April 26, 2005 until September 30, 2005 and he served as Chairman of Digicorp from July 16, 2005 until September 30, 2005. In November of 2005 Mr. Ault became Chief Executive Officer  and President in November 2006 of Zealous Capital Markets, LLC (formally, Ault Glazer Bodnar Securities), a subsidiary of the Company formed in June 2005. Mr. Ault has also held positions as a director and interim Chief Executive Officer at certain portfolio companies held by the Company or its subsidiaries from time to time. Mr. Ault currently holds the series 7, 24, and 63 licenses and is also a registered principal of Zealous Capital Markets.

Sothi Thillairajah has been the Chief Financial Officer of Zealous Trading Group, Inc. since December 2007 and became the Chief Financial Officer of Pubco after the Merger. 10 days after mailing of a Schedule 14F-1, Mr. Thillairajah will become a Director of Pubco. As of May 9, 2008, Mr. Thillairajah is Chief Financial Officer and a director of ASNI-II, Inc., a wholly owned subsidiary of Zealous Trading Group, Inc. From September 2007 to May 2008, Mr. Thillairajah served as the Chief Financial Officer and Chief Operating Officer of Zealous Holdings, Inc.  From July 2007 through September 2007, Mr. Thillairajah served as a consultant for Zealous Holdings, Inc. From December 2006 to July 2007, Mr. Thillairajah served as Chief Financial Officer of Tatonka Oil and Gas, Inc., a publicly traded oil and gas company based in Denver, CO. Between February and December 2006, Mr. Thillairajah served as the Chief Executive Officer and as a Director for IPEX, Inc., a publicly traded VOIP telecom company based in La Jolla, California. Between July 2005 and February 2006, Mr. Thillairajah served as IPEX’s Chief Operating Officer. From January 5, 2005 to July 5, 2005, Mr. Thillairajah was a Director in the derivatives group of Societe Generale, focusing on hedge funds. From April 2002 to November 2004, Mr. Thillairajah was head of linear options sales for Commerz Bank.  From December 2000 to June 2001, Mr. Thillairajah was Vice President of international equity sales for BNP Paribas. From July 1997 to March 2000, Mr. Thillairajah was a principal of Bankers Trust in the international equity sales division. Mr. Thillairajah earned an MBA from the University of Chicago and he graduated cum laude with a BA in Economics from the University of Rochester.

Kent G. Wyatt, Sr.  was the Executive Vice President of Pubco between August 2007 and May 2008.  Between September 1992 and August 2007, Mr. Wyatt was the President and CEO of Pubco.  Since September 1992, Mr. Wyatt has been a member of Pubco’s Board of Directors. Mr. Wyatt attended the University of Colorado where he majored in business administration. He has been a California real estate broker and investor for over 25 years. During this period, he acted as a business consultant to hundreds of small businesses and authored numerous books dealing with sales and marketing including books on how to start and manage your own business.

Michael Edwards has been a director of Zealous Trading Group, Inc. since 1998.  From 1985 to the present, Mr. Edwards has been president of Premier Attractions, Inc, a full-service production company that distributes, acquires and provides funding for feature films and multi-media projects.  Mr. Edwards holds a BA in Psychology and a BA in Art from Cal Western University; a MSc. in Communications from SDSU, and was a post graduate/PhD candidate psycholinguistics at Macquarie University, Australia.  He is an Active Member of the Directors Guild of America as a Feature Film and Commercial Director since 1998.

Glen Schlosser has been a director of Zealous Trading Group, Inc. since April 2002.  Mr. Schlosser served as Vice President of Finance and Accounting/CFO at Virgin Mountains Enterprises. Mr. Schlosser has a BS in Accounting and Business Administration from Youngstown State University.

Garine Karen Minnetian is General Counsel of Zealous Trading Group, Inc. since May 2008.  Mrs. Minnetian has served as Corporate Secretary since October 2007.  Mrs. Minnetian was the General Counsel and Secretary of Zealous Holdings, Inc. from November 2006 to May 2007 and August 2007 to the May 2008.  As of May 9, 2008, Mrs. Minnetian was appointed Secretary for ASNI-II, Inc., a wholly owned subsidiary of Zealous Trading Group, Inc.  From July 2005 to February 2006, Mrs. Minnetian was In-House Counsel for Zealous Holdings, Inc. From March  2006 through November 16, 2006, Mrs. Minnetian was Assistant Secretary.   From December 2003 through July 2005, Mrs. Minnetian was an associate at Hayford and Felchlin, LLP, a worker’s compensation defense firm in Los Angeles, CA. From June 2003 to October 2003, Mrs. Minnetian was an associate at Doumanian and Associates, an insurance defense firm in Pasadena, CA. Mrs. Minnetian earned an Bachelors in Accounting from University of Southern California in May 1999 and a Juris Doctorate from Southwestern University School of Law in May 2002.

Michael J. Van Patten became the Director of Business Development of Pubco after the Merger. Mr. Van Patten was Co-Founder of ZATS and has been the senior managing director of business development since October 2004. In 1991, he co-founded Concord Investment Counsel, a West Coast asset management firm. Mr. Van Patten later joined Bear Stearns & Co, Inc. in New York in 1994. In 1998, Mr. Van Patten was a co-founder and Managing Director for NYPPE.  Mr. Van Patten possesses the following FINRA securities licenses, series 7, 24, 55, 63.

Board Committees

The Company currently has established compensation and audit committees, although no formal charters have been adopted.

Code of Ethics

The Company has adopted a comprehensive written code of ethics. It is the policy of Zealous Holdings and its operating subsidiaries that their operations are to be conducted in compliance with the law and with the highest ethical standards. This policy applies to all employees and others working on behalf of Zealous Holdings and its subsidiaries wherever located.

EXECUTIVE COMPENSATION

The following table sets forth the annual and long-term compensation paid to Zealous Holdings’ Chief Executive Officer and the other executive officers who earned more than $100,000 per year at the end of the last completed fiscal year. We refer to all of these officers collectively as our “named executive officers.”

Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Milton C. Ault, CEO and President	2007	$200,000	N/A	N/A-	N/A	N/A--	N/A	$	N/A	$200,000
Scott Livingston, CCO of ZCM	2007	$110,000	N/A	50,000	N/A	N/A	N/A		N/A	$110,000

Outstanding Equity Awards at Fiscal Year-End Table.

None.

Employment Agreements with Executive Officers

Sothi Thillairajah

Zealous Holdings entered into an employment agreement with Mr. Thillairajah to serve as Chief Financial Officer and Chief Operating Officer. Pursuant to the agreement, Mr. Thillairajah will receive annual compensation of $180,000. Mr. Thillairajah also received 175,000 shares of common stock upon execution of the employment agreement and options to purchase 275,000 shares of common stock, exercisable at $1.00 per share, with such options vesting over time and upon completion of various milestones. In addition, Mr. Thillairajah is entitled to participate in any and all benefit plans, from time to time, in effect for Zealous Holdings’ employees, along with vacation, sick and holiday pay in accordance with policies established and in effect from time to time.  In the event that Zealous Holdings terminates the employment agreement without Cause (as defined therein), Mr. Thillairajah will be entitled to a severance payment of six months salary.

Karen Minnetian

Zealous Holdings entered into an employment agreement with Mrs. Minnetian to serve as General Counsel. Pursuant to the agreement, Mrs. Minnetian will receive annual compensation of $100,000. Mrs. Minnetian also received 25,000 shares of common stock upon execution of the employment agreement and options to purchase 100,000 shares of common stock, exercisable at $1.00 per share, with such options vesting over time. In addition, Mrs. Minnetian is entitled to participate in any and all benefit plans, from time to time, in effect for Zealous Holdings’ employees, along with vacation, sick and holiday pay in accordance with policies established and in effect from time to time.  In the event that Zealous Holdings terminates the employment agreement without Cause (as defined therein), Mrs. Minnetian will be entitled to a severance payment of two months salary.  As of March 1, 2008, Mrs. Minnetian’s contract was orally amended to increase her annual compensation to $120,000.

Director Compensation

Our directors are elected by the vote of a majority in interest of the holders of our voting stock and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

A majority of the authorized number of directors constitutes a quorum of the Board of Directors for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors individually or collectively consent in writing to the action.

Directors do not receive compensation for their services.

Stock Option Plans

In May 1999, Pubco adopted a stock warrant plan expiring February 28, 2009, providing for two previous members of the board of directors to receive 325,000 stock warrants at an exercise price of $.25 per share. No warrants have been exercised to date.

On March 2, 2005, Pubco adopted a 2005 Non-Qualified Stock & Stock Option Plan for issuance of common stock and options to employees and consultants of the company, and registered 3,100,000 shares underlying the Stock Plan on a Form S-8 Registration Statement, 1,100,000 shares were issued out of this plan for consulting, legal and service agreements during the corporate year. There are 1,240,000 shares available for issuance under this plan.

Upon the filing of the Certificate of Merger, Zealous Holdings’ stock options then outstanding, whether or not then exercisable, were assumed by the Pubco and converted into an option to purchase Pubco shares in accordance with the terms of the Merger Agreement. Zealous Holdings stock options converted continue to have, and are subject to, the same terms and conditions as set forth in the applicable Zealous Holdings’ stock option and any agreements thereunder immediately prior to the Effective Time.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as disclosed below, there have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 5% of the outstanding common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

As of December 31, 2007, Zealous Holdings had notes payable to related parties in the amount of $7,142,782. On November 7, 2007, Zealous Holdings entered into a revolving credit-line with Pubco for a maximum loan amount of $5,000,000.  At December 31, 2007, the aggregate amounts borrowed were $3,765,659, which has been included in the amount of notes payable as on December 31, 2007.  The interest rate on the borrowings is prime plus 1%, adjusted on the first day of each quarter.  Interest will be calculated on a 365-day year end, actual days elapsed.  Zealous Holdings will pay all accrued interest and principal balance on maturity date of December 31, 2008. Included in notes payable are notes payables by the Company to stockholders that are unsecured, interest bearing, demand notes having interest rates ranging from 7% to 15%. Included within this number is $600,800 of notes payable which are in default as of December 31, 2007. The Company has notes payable to other related parties consisting of two revolving line of credits for $500,000, each from Citibank and First Tennessee.  The line of credit from Citibank was established by individuals affiliated to a stockholder and assigned to the Company on July 24, 2006.  Interest rate on the line of credit  to Citibank is 6.75%.  The line of credit from First Tennessee was established by individuals affiliated to a stockholder and assigned to the company on July 7, 2007.  Interest rate on the line of credit to First Tennessee is 7.25%. The Company also had notes payable to related parties that are interest bearing, demand notes having interest rates ranging from 7% to 24%. Notes payable to related parties that are in default as of December 31, 2007 totaled $471,000. A note payable to one related party grants them a senior security interest in all of the assets, proceeds of those assets and equity of the Company.  This note is amongst those that are currently in default as noted above.

On or about April 18, 2008, the Company signed a lease for office space located at 15641 Red Hill Avenue, Tustin, CA 92780.  The Company leases approximately 10,767 with 9,293 as usable square feet and pays $7,267.73 per month.  The term of the lease is from June 1, 2008 through May 31, 2011.  The lease was entered into by the Company and Ault Glazer & Co., as tenants.  Todd Ault, our CEO, is a beneficial owner of Ault Glazer & Co.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of Common Stock (1) by each person who is known by us to beneficially own more than 5% of Common Stock, (2) by each of the officers and directors; and (3) by all of the officers and directors as a group.

Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is c/o Zealous Trading Group, Inc., 1800 Century Park East, Suite 200, Los Angeles, California 90067.

NAME OF OWNER	TITLE OF CLASS	NUMBER OF SHARES OWNED (1)	PERCENTAGE OF COMMON STOCK (2)

Milton C Ault, III	Common Stock	201,128,210 (3)	40.02%

Kent G. Wyatt, Sr.	Common Stock	22,935,000	7.49%

Michael Edwards	Common Stock	410,000	*

Glen Schlosser	Common Stock	1,115,000	*

Sothi Thillairajah	Common Stock	16,630,897 (4)	5.37%

Karen Minnetian	Common Stock	5,543,632 (5)	1.79%

All Officers and Directors	Common Stock	247,762,739 (6)	49.93%
As a Group (6 persons)

Steve J. Caspi	Common Stock	26,461,606	8.64%

Lori Livingston	Common Stock	48,288,799 (7)	15.21%

Charles J. Kalina III	Common Stock	38,615,796 (8)	11.45%

Michael Van Patten	Common Stock	17,739,624 (9)	5.79%

Bodnar Capital Management, LLC (10)	Common Stock	80,844,638 (11)	20.89%

The Glazer Family Partnership (12)	Common Stock	161,167,289 (13)	47.29%

Motivated Minds LLC (14)	Common Stock	19,673,187 (15)	6.04%

* Less than 1%.

(1) Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of May 14, 2008 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Percentage based upon 306,120,587 shares of common stock outstanding as of May 14, 2008.

(3) Includes 180,963,706 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock.  Also includes 1,847,877 shares of common stock and 1,718,750 shares of common stock issuable upon exercise of warrants held by the George V. Johnson & Henrietta Johnson Survivor's Trust and George V. Johnson Trust Dated 12/10/1970.  Kristy Ault, the wife of Todd Ault, is the trustee of such trusts and Mr. Ault disclaims beneficial ownership of such shares.

(4) Includes 3,695,755 shares of common stock issuable upon exercise of options currently exercisable or exercisable within 60 days.

(5) Includes 3,695,755 shares of common stock issuable upon exercise of options currently exercisable or exercisable within 60 days.

(6) Includes 180,963,706 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock, 3,391,510 shares of common stock issuable upon exercise of options currently exercisable or exercisable within 60 days and 1,718,750 shares of common stock issuable upon exercise of warrants as referenced in footnotes 3-5 above.

(7) Includes 11,331,250 shares of common stock issuable upon exercise of convertible debentures.

(8) Includes 1,738,719 shares of common stock issuable upon exercise of warrants and 29,115,992 shares of common stock issuable upon exercise of convertible debentures.

(9) Represents shares of common stock issuable upon exercise of options currently exercisable or exercisable within 60 days.

(10) Steven J. Bodnar, as managing member, has voting and investment control over shares held by this entity.

(11) Represents shares of common stock issuable upon surrender of his share certificates of Zealous Holdings in connection with the Merger.

(12) Melanie and Louis Glazer, as General Partners, have voting and investment control over shares held by this entity.

(13) Includes 34,703,139 shares of common stock issuable upon exercise of convertible debentures.

(14) Ira Gaines, as Managing Member, has voting and investment control over shares held by this entity.

(15) Includes 6,259,979 shares of common stock issuable upon exercise of warrants and 13,413,208 shares of common stock issuable upon exercise of convertible debentures.

DESCRIPTION OF SECURITIES

Common Stock

We are currently authorized to issue up to 1,500,000,000 shares of common stock, par value $0.001 per share. On February 15, 2008, the shareholders and directors authorized the Company to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock based upon a ratio of not more than 12 for 1, with the ratio to be in the sole discretion of the Board of Directors.  As of the date of this filing, such reverse stock split has not yet occurred. The outstanding shares of Common Stock are validly issued, fully paid and non-assessable.  There are currently 306,120,587 shares of Common Stock issued and outstanding.

Holders of the Company’s Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of Common Stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of Common Stock voting for the election of directors can elect all of the directors. Holders of the Company’s Common Stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s certificate of incorporation.

Holders of the Company’s Common Stock are entitled to share in all dividends that our Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock. The Company’s Common Stock has no pre-emptive, subscription or conversion rights and there are no redemption provisions applicable to the Company’s Common Stock.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock, par value $0.01. The shares of preferred stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the Board of Directors. The Board of Directors is expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of preferred stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Delaware.  As of May 14, 2008, there were 199,607 shares of preferred stock issued and outstanding, all of which are classified as Series A Convertible Preferred Stock.

Series A Convertible Preferred Stock

On May 14, 2008, our Board of Directors adopted and created a series of preferred stock consisting of 600,000 shares designated as Series A Convertible Preferred Stock. In connection with the Merger Agreement, each outstanding share of Zealous Holdings’ common stock and preferred stock was exchanged for 0.081530 shares of the Series A Convertible Preferred Stock which is convertible at the option of the holder into 906.6 shares of Company Common Stock. The Series A Convertible Preferred Stock will grant the holders the right to vote each share of Series A Convertible Preferred Stock on any matter taken before the Company’s shareholders as a single class. The Series A Convertible Preferred Stock will have voting rights which grant a holder of Series A Convertible Preferred Stock the right to vote 10 times the number of shares of Common Stock that is convertible from the Series A Convertible Preferred Stock.  On May 14, 2008, the holders of 273,926 shares of Series A Convertible Preferred Stock received in the Merger elected to convert their Series A Convertible Preferred Stock into 248,341,572 shares of common stock.

Options

In connection with the Merger, the Company issued options pursuant to its Stock Incentive Plan to holders of options from Zealous Holdings that were previously issued at an exercise price of $1.00 and a term of 10 years as follows:

Number of Options	Vesting Schedule	Grant Date
467,500	2 years from Grant Date	2/11/08
427,500	Vested	2/11/08
75,000	2 years from Grant Date	12/1/07
25,000	2 years from Grant Date	12/12/07
50,000	Vesting on 11/21/08	2/11/08
40,000	Vested	1/22/08
100,000	Vested	12/1/07
100,000	Vested	12/12/07
40,000	4 year from Grant Date	2/11/08
50,000	Vested	5/9/08
225,000	*See Note Below	2/11/08

*50,000 vests upon registration statement becoming effective; 50,000 vests upon one full year from September 3, 2007 of Company not receiving an “E”; and 125,000 upon Company being listed on a national stock exchange.

Warrants

During the quarter ended August 31, 2007, Pubco issued warrants for 6,953,125 of common stock with a five year life exercisable at $0.02 per share and warrants for 4,635,417 of common stock exercisable at $0.03 per share with a five year life, exercisable one year from the issuance.

During the quarter ended November 30, 2007, Pubco issued a total of 113,039,375 warrants exercisable at $0.02, $0.03 and $0.05 per share with terms of either three or five years. Additionally, Pubco issued 770,832 warrants exercisable at $0.03 per share with an effective date one year from the date of issue and a term of five years. The 770,832 warrants are not exercisable unless Pubco increases the authorized shares to 1.5 billion.

Pubco also issued 23,025,000 warrants for services relating to financing at an exercise price of $0.03 and a term of five years, during the quarter ended November 30, 2007.

On December 20, 2007, subsequent to a modification of the original loan agreement dated September 28, 2007, Pubco issued a warrant to purchase 5,200 shares of common stock with a term of 3 years and an exercise price of $0.03.

On June 4, 2007, Zealous Holdings has issued a warrant to purchase 20,000 shares of common stock at an exercise price of $1.25 and a term of 5 years.

Convertible Securities

During the quarter ended August 31, 2007, Pubco issued various convertible notes payable amounting to $562,500. These convertible notes mature at various times within one year from date of issuance, have an interest rate ranging from 5% to 15% and include an option to convert the notes to common stock at a conversion price of $0.02 per share.

During the quarter ended November 30, 2007, Pubco issued various convertible notes payable amounting to $4,560,000 with a maturity dates of one year of the date of issuance of the note. The notes included an option to convert the notes to common stock at a conversion price of 0.02 per share. The notes are not convertible unless Pubco increases the authorized shares to 1.5 billion.

Zealous Holdings has promissory notes outstanding that are convertible into common stock of Zealous Holdings.  The notes (including interest) are convertible at the lower rate of $1.00 or at the price of the common stock offered in a future private capital raise.

Transfer Agent

The transfer agent for our Common Stock is OTC Stock Transfer, Inc. The transfer agent’s address is 231 E 2100 S, Salt Lake City, UT 84115, and its telephone number is (801) 485-5555.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company’s common stock is currently listed on the OTC Bulletin Board under the symbol “ZLST.” Prior to October 5, 2007, the Company’s stock was listed on the OTC Bulletin Board under the symbol “ASNI.”

For the periods indicated, the table sets forth the high and low sale prices based upon information obtained from inter-dealer quotations on the OTC Bulletin Board without retail markup, markdown, or commission and may not necessarily represent actual transactions.

Period	High	Low

Fiscal Year Ended December 31, 2006:
First Quarter	$0.95	$.033
Second Quarter	$.06	$.022
Third Quarter	$.035	$.02
Fourth Quarter	$.025	$.01

Fiscal Year Ended December 31, 2007:
First Quarter	$.02	$.01
Second Quarter	$.05	$.01
Third Quarter	$.08	$.02
Fourth Quarter	$.28	$.10

Fiscal Year Ended December 31, 2008:
First Quarter	$.26	$.08
Second Quarter (2)	$.25	$.07

(1)           As of May 14, 2008.

On May 14, 2008, the closing sale price of common stock, as obtained from inter-dealer quotations on the OTC Bulletin Board, was $0.08 per share. On May 14, 2008, there were approximately 165 holders of record of common stock.

Dividend Policy

The Company has never paid any cash dividends on its capital stock and does not anticipate paying any cash dividends on the Common Stock in the foreseeable future. The Company intends to retain future earnings to fund ongoing operations and future capital requirements. Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

Stock Option Plans

The Board of Directors and stockholders of the Company adopted the 2007 Equity Incentive Plan (the “2007 Plan”) on October 19, 2007 which reserves a total of 4,000,000 shares of Common Stock for issuance under the 2007 Plan.  If an incentive award granted under the 2007 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2007 Plan.

Shares issued under the 2007 Plan through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of acquiring another entity are not expected to reduce the maximum number of shares available under the 2007 Plan.  In addition, the number of shares of Common Stock subject to the 2007 Plan, any number of shares subject to any numerical limit in the 2007 Plan, and the number of shares and terms of any incentive award are expected to be adjusted in the event of any change in outstanding Common Stock by reason of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction.

Administration

It is expected that the compensation committee of the Board of Directors, or the Board of Directors in the absence of such a committee, will administer the 2007 Plan.  Subject to the terms of the 2007 Plan, the compensation committee would have complete authority and discretion to determine the terms of awards under the 2007 Plan.

Grants

The 2007 Plan authorizes the grant of nonqualified stock options, incentive stock options, reload options, restricted stock awards, and stock appreciation rights, as described below:

Options granted under the 2007 Plan entitle the grantee, upon exercise, to purchase a specified number of shares from us at a specified exercise price per share.  The exercise price for shares of Common Stock covered by an option cannot be less than the fair market value of the Common Stock on the date of grant unless agreed to otherwise at the time of the grant.  The compensation committee may also grant options with a reload feature.

Restricted stock awards may be awarded on terms and conditions established by the compensation committee, which may include the lapse of restrictions on the achievement of one or more performance goals.

Stock appreciation rights (“SARs”) entitle the participant, upon exercise of the SAR, to receive a distribution in an amount equal to the number of shares of Common Stock subject to the portion of the SAR exercised multiplied by the difference between the market price of a share of Common Stock on the date of exercise of the SAR and the market price of a share of Common Stock on the date of grant of the SAR.

No grants of nonqualified stock options, incentive stock options, reload options, restricted stock awards, and stock appreciation rights have been made under the 2007 Plan.

Duration, Amendment and Termination

The Board of Directors is expected to have the power to amend, suspend or terminate the 2007 Plan without stockholder approval or ratification at any time or from time to time.  No change may be made that increases the total number of shares of Common Stock reserved for issuance pursuant to incentive awards or reduces the minimum exercise price for options or exchange of options for other incentive awards, unless such change is authorized by stockholders within one year.  Unless sooner terminated, the 2007 Plan would terminate ten years after it is adopted.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 5.01 Changes in Control of Registrant.

See Item 1.01 and Item 2.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

See Item 1.01 and Item 2.01.

Item 5.06  Change in Shell Company Status.

See Item 1.01 and Item 2.01.

Item 9.01 Financial Statements and Exhibits.

(a)  Financial statements of business acquired.

Audited Financial Statements of Zealous Holdings, Inc.

(b) Pro forma financial information.

Not applicable.

(c) Shell Company Transactions

Consolidated unaudited pro forma financial statements.

(d) Exhibits

Exhibit Number	Description
2.1
Agreement and Plan of Merger, dated as of July 16, 2007, Atlantic Syndication Network, Inc., ASNI-II, Inc. and Zealous Holdings, Inc., filed as an exhibit to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 19, 2007 and incorporated herein by reference.

3.1
Articles of Incorporation and amendments thereto of Zealous Holdings, Inc., filed as an exhibit to the Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on March 4, 2008 and incorporated herein by reference.

3.2	Certificate of Amendment to the Articles of Incorporation of Zealous Trading Group, Inc., filed with the Nevada Secretary of State on April 23, 2008
3.3	Certificate of Merger of ASNI-II, Inc. into Zealous Holdings, Inc.
10.1
Zealous Trading Group, Inc. Equity Incentive Plan, filed as an exhibit to the Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on March 4, 2008 and incorporated herein by reference.

10.2
Voting Agreement of each of Kent G. Wyatt, Sr. and Sarah Wyatt by and among Atlantic Syndication Network and Zealous Holdings, Inc., dated as of July 16, 2007, filed as an exhibit to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 19, 2007 and incorporated herein by reference.

10.3
Employment Agreement, dated as of September 3, 2007, by and between Zealous Holdings, Inc. and Sothi Thillairajah, filed as an exhibit to the Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on March 4, 2008 and incorporated herein by reference.

10.4
Memorandum of Understanding Regarding Employment, dated as of August 14, 2007, by and between Zealous Holdings, Inc. and Garine Karen Minnetian, filed as an exhibit to the Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on March 4, 2008 and incorporated herein by reference.

10.5
Common Stock Purchase Warrant, dated as of June 4, 2007, issued to Charles Kalina III, filed as an exhibit to the Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on March 4, 2008 and incorporated herein by reference.

10.6
Revolving Line of Credit Agreement, dated as of August 8, 2006, by and between Charles J. Kalina, III and Zealous Holdings, Inc. (formerly Ault Glazer Bodnar & Company, Inc.), filed as an exhibit to the Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on March 4, 2008 and incorporated herein by reference.

10.7
Secured Promissory Note, dated as of August 14, 2006, issued to Charles J. Kalina, III, filed as an exhibit to the Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on March 4, 2008 and incorporated herein by reference.

10.8
Loan Modification Agreement, dated as of January 10, 2008, by and between Charles J. Kalina, III and Zealous Holdings, Inc. (formerly Ault Glazer Bodnar & Company, Inc.), filed as an exhibit to the Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on March 4, 2008 and incorporated herein by reference.

10.9
Secured Promissory Note, dated as of August 17, 2006, issued to Charles J. Kalina, III, filed as an exhibit to the Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on March 4, 2008 and incorporated herein by reference.

10.10
Loan Modification Agreement, dated as of January 10, 2008, by and between Charles J. Kalina, III and Zealous Holdings, Inc. (formerly Ault Glazer Bodnar & Company, Inc.), filed as an exhibit to the Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on March 4, 2008 and incorporated herein by reference.

10.11
Secured Promissory Note, dated as of August 25, 2006, issued to Charles J. Kalina, III, filed as an exhibit to the Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on March 4, 2008 and incorporated herein by reference.

10.12
Loan Modification Agreement, dated as of January 10, 2008, by and between Charles J. Kalina, III and Zealous Holdings, Inc. (formerly Ault Glazer Bodnar & Company, Inc.), filed as an exhibit to the Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on March 4, 2008 and incorporated herein by reference.

10.13
Secured Promissory Note, dated as of June 4, 2007, issued to Charles J. Kalina, III, filed as an exhibit to the Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on March 4, 2008 and incorporated herein by reference.

10.14
Loan Modification Agreement, dated as of October 12, 2007, by and between Charles J. Kalina, III and Zealous Holdings, Inc. (formerly Ault Glazer Bodnar & Company, Inc.), filed as an exhibit to the Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on March 4, 2008 and incorporated herein by reference.

10.15
Loan Modification Agreement #2, dated as of October 19, 2007, by and between Charles J. Kalina, III and Zealous Holdings, Inc. (formerly Ault Glazer Bodnar & Company, Inc.), filed as an exhibit to the Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on March 4, 2008 and incorporated herein by reference.

10.16
Bridge Loan Note, dated as of June 1, 2006, issued to Charles J. Kalina, III, filed as an exhibit to the Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on March 4, 2008 and incorporated herein by reference.

10.17
Revolving Credit Line Note, dated as of November 1, 2007, filed as an exhibit to the Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on March 4, 2008 and incorporated herein by reference.

10.18
Debenture Agreement, dated as of December 15, 2005, issued to Melanie N. Morris-Glazer, filed as an exhibit to the Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on March 4, 2008 and incorporated herein by reference.

10.19
Promissory Note, dated as of August 28, 2006, issued to Steven Caspi, filed as an exhibit to the Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on March 4, 2008 and incorporated herein by reference.

10.20
Assignment of line of credit from Louis and Melanie Glazer to Zealous Holdings, Inc., dated as of August 28, 2006, issued to Steven Caspi, filed as an exhibit to the Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on March 4, 2008 and incorporated herein by reference.

10.21
Acknowledge and Assumption of line of credit from Louis and Melanie Glazer by Zealous Holdings, Inc., dated as of February 11, 2008, issued to Steven Caspi, filed as an exhibit to the Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on March 4, 2008 and incorporated herein by reference.

10.22
Promissory Note, issued by Ault Glazer Capital Partners LLC to Zealous Holdings, dated as of December 31, 2007, filed as an exhibit to the Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on March 4, 2008 and incorporated herein by reference.

10.23	Form of Letter Agreement, dated as of May 9, 2008, from the Zealous Holdings shareholders agreeing to immediately convert their preferred shares into common stock
99.1
Balance sheet of Zealous Holdings, Inc. as of December 31, 2007 and 2006 and the related statements of operations, changes in stockholder’s deficit and cash flows for the years ended December 31, 2007 and 2006, filed as an exhibit to the Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on March 4, 2008 and incorporated herein by reference.

99.2
Pro forma unaudited consolidated financial statements as of December 31, 2007, filed as an exhibit to the Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on March 4, 2008 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zealous Trading Group, Inc.

Dated: May 15, 2008	By:	/s/ MILTON C. AULT, III
Name: Milton C. Ault, III
Title: Chief Executive Officer